Exhibit 4.14

                            STOCK OPTION AGREEMENT
                            ----------------------

                         [Incentive Stock Option Plan]

     THIS  STOCK OPTION AGREEMENT is made as of the ______ day of _____, 19__,
                                                                           --
by  and  between  CLARINET  COMMUNICATIONS  CORP.  ("the  Corporation")  and
(Name)    ("Employee").

                                 WITNESSETH
                                 ----------

     WHEREAS, the Corporation has adopted the 1995 Incentive Stock Option Plan of Clarinet Communications Corp. (the "Plan"), pursuant to which the Corporation's Board of Directors ("the Board") has been authorized to grant one or more options to purchase shares of the Corporation's common stock to Employees of the Corporation as an inducement to serve as Employees of the Corporation and its subsidiaries; and

     WHEREAS, the Employee is an Employee of the Corporation whose services the Corporation wishes to retain; and

     WHEREAS, on (Grant Date), the Board awarded Employee an option under the Plan to purchase (Total Shares) shares of the Corporation's common stock, which option shall be subject to such terms and conditions as will permit it to qualify as an "incentive stock option" pursuant to Section 422 of the Internal Revenue Code; and

     WHEREAS, the parties desire to incorporate the terms and conditions of such stock option award into a formal agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1.          Grant  of  Options  to  Purchase  Shares.
                 ----------------------------------------

     The Employee is hereby granted the option to (Total Shares) shares of the Corporation's common stock ("the Optioned stock") subject to the terms and conditions of the 1995 Incentive Stock Option Plan of Clarinet Communications Corp., and the following additional terms and conditions:

     a.    Option  Price.    The  purchase price of each share of common stock
           -------------
subject to an option granted under the Plan shall (Exercise Price) DOLLARS, the fair market value of each share of common stock on the date the option was granted, as determined by the Board.

     b.   Vesting.  The options subject to this grant shall vest over a period
          -------
of four (4) years from the date (Vest Date). One-fourth (1/4) of the total options granted shall vest after the first year, and annually thereafter in equal installments. The Employee may purchase shares subject to this option only after such shares have become vested.

     c.   Term and Expiration of Option.  The length of time for which the
          -----------------------------
option shall be outstanding (the Option Term) is TEN (10) years from the date of grant and shall therefore expire on (Expiration Date).

     2 Incentive Stock Option Under Section 422 of the Internal Revenue Code.
      ----------------------------------------------------------------------

     This  option  is  hereby declared an "incentive stock option" pursuant to
Section 422 of the Internal Revenue Code and the regulations promulgated thereunder.

     3.          Nontransferability  of  Option.
                 ------------------------------

     During the lifetime of the Employee, any option granted under the Plan shall be exercisable only by the Employee and shall not be assignable or transferable by the Employee other than by Will or the laws of descent and distribution.

     4.          Exercise  of  Option.
                 --------------------

     To exercise any option granted under the Plan, the Employee must, prior to the expiration of the Option Term, provide the Board with written notification of such exercise on such form as the Board shall deem appropriate. A copy of such form is attached hereto as Exhibit A. Within fifteen (15) days after such notification, payment in full of the option price for the acquired common stock must be made, either in cash or in the form of a certified check or bank draft. No option shall be exercisable while there is outstanding and unexercised any incentive stock option previously granted the Employee hereunder.

     5.          Effect  of  Termination  of  Employment.
                 ---------------------------------------

     Should the Employee cease to be an Employee of the Corporation for any reason other than death, disability or termination of employment for cause, then the Employee shall have a thirty (30) day period (an "Accelerated Term") after such cessation of service in which to exercise any outstanding options granted the Employee under the Plan, but only to the extent such outstanding options were exercisable on the date of the Employee's cessation of service as an Employee and subject to the proviso that no such option shall be exercisable after the expiration of the option term applicable thereto.

     6.          Effect  of  Employee's  Disability.
                 ----------------------------------

     Should the Employee cease to be employed by the Corporation by reason of the Employee's disability, then all outstanding options granted the Employee under the Plan which were fully exercisable on the date of the Employee's cessation of service may be exercised at any time within one (1) year thereafter (an Accelerated Term) subject to the proviso that no such option shall be exercisable after the expiration of the Option Term applicable thereto. Disability shall be defined as the permanent incapacity of a participant, by reason of physical or mental illness, to perform his or her usual duties for the Corporation or a subsidiary. Disability shall be determined by the Board, after consideration of such medical evidence as it may require.

     7.          Effect  of  Termination  for  Cause.
                 -----------------------------------

     Should the Employee's employment with the Corporation be terminated for cause, then any outstanding options held by the Employee by reason of grants made under the Plan shall terminate as of the date of the Employee's termination for cause.

     8.          Effect  of  Employee's  Death.
                 -----------------------------

     If the Employee should die while in the Corporation's employ, or prior to the expiration of an Accelerated Term, then any outstanding options granted the Employee under the Plan which were fully exercisable on the date of the Employee's death may be exercised at any time within three (3) months after the Employee's death by the personal representative of the Employee's estate or by any person or persons to whom the option is transferred pursuant to the Employee's Will or in accordance with the laws of descent and distribution, subject to the proviso that no such option shall be exercisable by any person after the expiration of the Option Term or any Accelerated Term applicable thereto.

     9.          Other  Option  Terms.
                 --------------------

     The stock issued pursuant to this Plan is subject to restrictions on transfer of shares. The options may not be exercised by the Employee unless in accordance with the laws of the State of California and the Securities Act of 1933, as amended. Employee understands that the Corporation is under no obligation to register, list or qualify the shares to effect such a compliance. Any option granted pursuant to the Plan shall contain any other terms or conditions that the Board of Directors and/or the Corporation's legal counsel deem necessary.

     10.          Restrictions  on  Transfer  of  Shares.
                  --------------------------------------

     All options and shares issued pursuant to the Plan shall be subject to the following restrictions:

     a. Neither the optionee nor the optionee's heirs, executors, or administrators shall sell, exchange, give, transfer, pledge, hypothecate, or otherwise dispose of any options or shares in the Corporation or any interest in the options or shares except as provided in the Plan.

     b. Upon termination of employment or death of optionee, the unvested shares acquired by optionee pursuant to this Plan shall be subject to a right of repurchase by the Corporation on the terms and conditions as set forth for the right of first refusal below."

     c. Any purported sale or transfer of shares by the optionee shall be subject to a right by the Corporation to a right of first refusal to repurchase such shares at the greater of the price paid for such shares by the Optionee, book value, as determined by subparagraph d, below, or upon substantially the same terms and conditions of the proposed purchase by the purchaser. In the event optionee wishes to transfer some or all of optionee's fully-vested option shares, optionee must first disclose in writing all material terms of such transfer to the Corporation. The Corporation will then have the right to purchase from optionee, within the thirty (30)-day period following receipt of such written notice (or such longer period as may be agreed to by the Company and optionee), all (or any part of the shares with optionee's consent) of the shares acquired upon exercise of option on substantially the same terms and conditions as stated in the written notice. The right of first refusal shall terminate upon the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act.

     d. For the purposes of the right of repurchase and right of first refusal, book value will be calculated as set forth in Paragraph 10.d of the 1995 Stock Option Plan.

     e. The restrictions on transfer of shares set forth herein shall not be applicable in the event of merger or acquisition of the Corporation by terms of which a general offer to purchase shares is extended to all shareholders of the Corporation.

     11.          Amendment  and  Termination  of  the  Plan.
                  ------------------------------------------

     The Board of Directors may at any time amend or terminate the Plan. No option may be granted after termination. The amendment or termination of the Plan shall not, however, alter any optionee's rights or obligations under an option previously granted, unless the optionee consents to that alteration.

12.          Accrual  of  Shareholder's  Rights.
             ----------------------------------

     The Employee shall have no rights as a stockholder with respect to the Optioned Stock until such time as the Employee shall have exercised the option in accordance with the terms of this Agreement, paid the required option price and received the stock certificate(s) representing the purchased shares of the Optioned Stock.

     13.          No  Right  of  Employment.
                  -------------------------

     Nothing in this Plan or any grant made pursuant to this Plan shall confer on the Employee any right to continue in the employment of the Corporation, or limit in any way the right of the Corporation to terminate the Employee's employment or other relationship at any time, with or without cause.

     14.          Tax  Consequences.
                  -----------------

     Exercise of stock options may have adverse tax consequences. Employee should consult a tax adviser before exercising any option or disposing of any shares.

     15.          Notices.
                  -------

     Any notice required or permitted to be given under this Agreement shall be valid and effective only if (i) actually delivered or sent by registered or certified mail, return receipt requested and postage prepaid, to the party to be notified, and (ii) the date of such delivery or mailing is on or before the due date for such notice.

     16.          Miscellaneous.
                  -------------

     This Agreement shall be governed in all respects by the laws of the State of California. Any modification of this Agreement must be in writing and signed by a duly authorized officer of the Corporation.
     In the event of a public offering of Clarinet stock, or of a merger of ClariNet with another firm with that firm's stock provided in payment for the ClariNet stock, the employee agrees to abide by any stock sale 'lockup' agreements negotiated by ClariNet as required terms of the deal

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute and deliver this Agreement and the Employee has executed this Agreement on (Date).

EMPLOYEE                                         CLARINET COMMUNICATIONS CORP.

                                                 By


                                                 Its

TO:                    The  Board  of Directors, Clarinet Communications Corp.

FROM:

RE:                    Exercise  of  Stock  Options

     The undersigned hereby exercises his/her option to purchase shares of the common stock of Clarinet Communications Corp., subject to the terms  and  conditions  of  the  foregoing  Stock  Option  Agreement.



                                 EMPLOYEE




                                 DATE